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                [CITADEL COMMUNICATIONS CORPORATION LETTERHEAD]




                                                                    EXHIBIT 99.1

NEWS ANNOUNCEMENT                                          FOR IMMEDIATE RELEASE

CONTACT:
Donna L. Heffner                                               Joseph N. Jaffoni
Chief Financial Officer                                        Stewart A. Lewack
Citadel Communications Corporation                Jaffoni & Collins Incorporated
Incorporated
602/731-5222                                                     212/835-8500 or
citc@jcir.com


                          CITADEL BROADCASTING COMPANY
                         COMPLETES SENIOR NOTE PLACEMENT

TEMPE, Arizona, November 19, 1998 - Citadel Communications Corporation (Nasdaq:
CITC) today announced that its principal operating subsidiary, Citadel Broadcasting Company, has completed the private placement of $115,000,000 of 9.25% Senior Subordinated Notes due 2008.

The notes were sold in a private placement transaction pursuant to Rule 144A and Regulation S of the Securities Act, as amended. Citadel intends to use the net proceeds of the offering to repay indebtedness, finance acquisitions and for general corporate purposes.

The notes have not been registered under the Securities Act of 1933 or any state securities laws, and the notes may not be offered or sold in the United States absent registration or an exemption from the registration requirements of such laws.

Citadel is a radio broadcasting company that, upon completion of pending transactions, will own or operate 82 FM and 37 AM radio stations concentrated in 22 mid-sized markets.

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